Exhibit 21.1

Subsidiaries of the Registrant
As of August 30, 2010

1.	Wealthlink Co. Ltd., a Cayman Islands company, is a wholly-owned subsidiary of SOKO Fitness & Spa Group, Inc.

2.	Harbin Mege Union Beauty Management Ltd., a PRC company (“Mege Union”), is a wholly-owned subsidiary of Wealthlink Co. Ltd.

3	Liaoning Union Beauty Management Ltd., a PRC company, is a wholly-owned subsidiary of Wealthlink Co. Ltd.**

4	Hongkong Grace Cheer Limited, a Hong Kong company, is a wholly-owned subsidiary of Wealthlink Co. Ltd.*

5.	Mege Union has nine subsidiaries as follows:

(a)	Shenyang Letian Yoga Fitness Center, a PRC company, 51% owned subsidiary of Mege Union

(b)	Shenyang Starway Fitness Co., Ltd. a PRC company, 51% owned subsidiary of Mege Union

(c)	Harbin Meiju Technology Development Co., Ltd, a PRC company, 51% owned subsidiary of Mege Union

(d)	Beijing Natural Beauty Services Limited, a PRC company, 51% owned subsidiary of Mege Union

i.	Beijing Natural Beauty Services Limited has a branch named First Branch of Beijing Natural Beauty Services Limited

(e)	Beijing Tai Ai Management Consulting Co., Ltd, a PRC company, 51% owned subsidiary of Mege Union *

(f)	Harbin Tai Ai Beauty Co. Ltd., a PRC company, wholly-owned subsidiary of Mege Union

(g)	Harbin Si Ke Software Development Co., Ltd, a PRC company, wholly-owned subsidiary of Mege Union

(h)	Harbin Queen Beauty Technology Development Co., Ltd, a PRC company, wholly-owned subsidiary of Mege Union

4.	Mege Union is associated with the following variable interest entities, known collectively as the “Queen Group”, all of which are PRC companies or sole proprietorships

(a)	Harbin Daoli Queen Demonstration Beauty Parlor

(b)	Harbin Huang Emperor & Golden Gym Club Co. Ltd.

i.	Harbin Huang Emperor & Golden Gym Club Co. Ltd. has two branched named Central Avenue Yoga Branch and Daoli Fitness Branch

(c)	Harbin Queen Beauty Demonstration Center

i.	Harbin Queen Beauty Demonstration Center has a branch named Nangang Branch

(d)	Harbin Xinyang Spa

(e)	Harbin Nangang Mengke Lady Beauty Parlor

(f)	Shenyang Queen Beauty Demonstration Co. Ltd.

(g)	Harbin Queen Beauty Clinic

(h)	Harbin Queen Beauty Vocational Skill Training School

*     These entities are currently inactive and have no operations.
**   We are in the process of applying for business licenses for these entities, therefore the names of these entities are subject to approvals by the local authority